As filed with the Securities and Exchange Commission on June 11, 2020

Registration Statement No. 333-226646

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

GrowGeneration, Corp.

(Exact Name of Registrant as Specified in its Charter)

Colorado	46-5008129
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

930 W 7th Ave, Suite A

Denver, Colorado 80204

(Address of Principal Executive Offices, including Zip Code)

GrowGeneration, Corp.

Amended and Restated 2018 Equity Incentive Plan

(Full Title of the Plan)

Darren Lampert

Chief Executive Officer

930 W 7th Ave, Suite A

Denver, Colorado 80204

(800) 935-8420

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Mitchell L. Lampert, Esq.

Robinson & Cole LLP

1055 Washington Boulevard
Stamford, CT  06901

(203) 462-7559

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, par value $0.001 per share, issuable under the GrowGeneration, Corp. 2018 Equity Incentive Plan (the “2018 Plan”)	2,500,000	(2)	$3.55	(3)	$8,875,000	(3)	$1,104.94	(4)
Common Stock, par value $0.001 per share, issuable under the 2018 Plan, as amended and restated (the “Amended 2018 Plan”)	2,500,000	(5)	$6.87	(6)	$17,175,000	(6)	$2,229.32

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (the “Registration Statement”) also covers such additional shares of common stock, par value $0.001 per share (the “Common Stock”), of GrowGeneration, Corp. (the “Registrant” or “Company”), that may become issuable under the 2018 Plan, as amended and restated, by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)	Represents the number of shares of Common Stock reserved for issuance under the 2018 Plan with respect to grants of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, performance shares and other stock as the administrator of the 2018 Plan may determine.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act, based on the average of the high and low prices of the Common Stock as reported on the OTCQX Marketplace on August 1, 2018, a date within 5 business days prior to the date of filing of this Registration Statement.

(4)	Computed based on multiplying the aggregate offering amount by 0.0001245. This registration fee was paid on August 7, 2018, the date on which the Company filed the Registration Statement on Form S-8 and is transferred and carried forward to this amendment pursuant to Rule 429 under the Securities Act.

(5)	Represents the additional number of shares of Common Stock reserved for issuance under the Amended 2018 Plan with respect to grants of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, performance shares and other stock as the administrator of the Amended 2018 Plan may determine.

(6)	Estimated in accordance with Rule 457(c) solely for purposes of calculating the registration fee. The maximum price per share and the maximum aggregate offering price are based on the average of the $7.07 (high) and $6.66 (low) sale price of the Registrant's Common Stock as reported on the Nasdaq Capital Markets on June 5, 2020, which date is within 5 business days prior to filing this Post-Effective Amendment No. 1 to the Registration Statement.

EXPLANATORY NOTE

On August 7, 2018, the Company filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-8 (File No. 333-226646) (the “Registration Statement”) to register 2,500,000 shares of Common Stock issuable under its 2018 Equity Incentive Plan (the “2018 Plan”). On February 7, 2020, the Board of Directors of the Company approved the amendment and restatement of the 2018 Plan to increase the number of shares issuable thereunder from 2,500,000 to 5,000,000 (the “Amended 2018 Plan”), which was approved by shareholders on May 11, 2020.

This Post-Effective Amendment No. 1 to the Registration Statement is being filed principally to register an additional number of 2,500,000 shares of Common Stock issuable under the Amended 2018 Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

GrowGeneration, Corp., a Colorado corporation (the “Company”), is filing this Registration Statement in order to register 5,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”) and such additional shares of Common Stock reserved for issuance pursuant to the Company’s Amended and Restated 2018 Equity Incentive Plan.

The documents containing the information specified in this Part I will be sent or given to participants in the Amended and Restated 2018 Equity Incentive Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act (the “Prospectus”).

General

On January 7, 2018, the Board of Directors (the “Board”) of the Company adopted the 2018 Equity Incentive Plan (the “2018 Plan”), which was approved and ratified by the shareholders on April 20, 2018. A total of 2,500,000 shares of Common Stock were authorized for issuance under the 2018 Plan. On February 7, 2020, the Board approved the amendment and restatement of the 2018 Plan to increase the number of shares issuable thereunder from 2,500,000 to 5,000,000, which amendment was approved by shareholders on May 11, 2020 (as amended and restated, the “Amended 2018 Plan”). As of June 11, 2020, there have been a total of (i) 1,899,000 options issued under the Amended 2018 Plan (of which 1,843,500 options are currently outstanding, 43,833 have been exercised, and 11,667 have been forfeited which will be available for future grants), and (ii) 690,833 shares of Common Stock issued under the Amended 2018 Plan. There are a total of 2,421,834 shares of Common Stock available to be issued under the Amended 2018 Plan.

The general purpose of the Amended 2018 Plan is to provide an incentive to the Company’s employees, directors, consultants and advisors by enabling them to share in the future growth of the Company’s business. The Board believes that the granting of stock options, restricted stock awards, unrestricted stock awards and similar kinds of equity-based compensation promotes continuity of management and increases incentive and personal interest in the welfare of the Company by those who are primarily responsible for shaping and carrying out its long range plans and securing its growth and financial success.

The Board believes that the Amended 2018 Plan will advance the Company’s interests by enhancing its ability to (a) attract and retain employees, consultants, directors and advisors who are in a position to make significant contributions to the Company’s success; (b) reward the Company’s employees, consultants, directors and advisors for these contributions; and (c) encourage employees, consultants, directors and advisors to take into account the Company’s long-term interests through ownership of its shares.

Description of the Amended and Restated 2018 Equity Incentive Plan

The following description of the principal terms of the Amended 2018 Plan is a summary and is qualified in its entirety by the full text of the Amended 2018 Plan, which was filed as Exhibit 10.3 to the Annual Report on Form 10-K for fiscal year ended December 31, 2019, filed on March 27, 2020.

Administration. The Amended 2018 Plan is administered by the Board. The Board may grant options to purchase shares of our common stock, stock appreciation rights, restricted stock units, restricted or unrestricted shares of our common stock, performance shares, performance units, other cash-based awards and other stock-based awards. The Board also has broad authority to determine the terms and conditions of each option or other kind of equity award, adopt, amend and rescind rules and regulations for the administration of the Amended 2018 Plan and amend or modify outstanding options, grants and awards.

Eligibility. Persons eligible to receive awards under the Amended 2018 Plan are employees, directors and consultants of our Company and our subsidiaries. As of June 11, 2020, approximately 254 employees, three non-employee directors, and approximately six consultants are eligible to participate in the Amended 2018 Plan. The Board may at any time and from time to time grant awards under the Amended 2018 Plan to eligible persons on a discretionary basis.

Shares Subject to the Amended 2018 Plan. The aggregate number of shares of Common Stock available for issuance in connection with options and awards granted under the Amended 2018 Plan is 5,000,000, subject to customary adjustments for stock splits, stock dividends or similar transactions. Incentive stock options may be granted under the Amended 2018 Plan with respect to all of those shares. If any option or stock appreciation right granted under the Amended 2018 Plan terminates without having been exercised in full or if any award is forfeited, or if shares of Common Stock are withheld to cover withholding taxes on options or other awards, the number of shares of Common Stock as to which such option or award was forfeited, or which were withheld, will be available for future grants under the Amended 2018 Plan. The maximum aggregate number of shares of Common Stock with respect to one or more awards that may be granted to any employee, director or consultant during any calendar year shall be 1,000,000 and the maximum aggregate amount of cash that may be paid in cash during any calendar year with respect to one or more awards payable in cash shall be $600,000.

Terms and Conditions of Options. Options granted under the Amended 2018 Plan may be either “incentive stock options” that are intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) or “nonstatutory stock options” that do not meet the requirements of Section 422 of the Code. Incentive stock options may be granted only to employees. Each option grant will be evidenced by an award agreement that will specify the terms and conditions as determined by the Board. The Board will determine the exercise price of options granted under the 204 Plan. The exercise price of stock options may not be less than the fair market value, on the date of grant, per share of Common Stock issuable upon exercise of the option (or 110% of fair market value in the case of incentive options granted to a ten-percent stockholder).

If on the date of grant the Common Stock is listed on a stock exchange or a national market system, the fair market value shall be the closing sale price on the last trading day before the date of grant. If no such prices are available, the fair market value shall be determined in good faith by the Board based upon the advice of a qualified valuation expert.

No option may be exercisable for more than ten years (five years in the case of an incentive stock option granted to a ten-percent stockholder) from the date of grant. Options granted under the Amended 2018 Plan will be exercisable at such time or times as the Board prescribes at the time of grant. No employee may receive incentive stock options that first become exercisable in any calendar year in an amount exceeding $100,000.

Generally, the option price may be paid (a) in cash or by bank check, (b) through delivery of shares of Common Stock having a fair market value equal to the purchase price, (c) through cashless exercise, or (d) a combination of these methods.

No option may be transferred other than by will or by the laws of descent and distribution, and during a recipient’s lifetime an option may be exercised only by the recipient.

The following table sets forth stock options that were approved by the Board to the persons and groups named below under the Amended 2018 Plan as of December 31, 2019.

Name and Position	Number of Shares of Common Stock underlying Stock Options
Darren Lampert, Chief Executive Officer	375,000
Michael Salaman, President	375,000
Monty Lamirato, Chief Financial Officer	170,000
Tony Sullivan, Chief Operating Officer	280,000
All executive officers as a group	1,180,000
All non-executive directors as a group	225,000
All non-executive officer employees as a group	217,333

Stock Appreciation Rights. The Board may grant stock appreciation rights under the Amended 2018 Plan in such amounts as the Board in its sole discretion will determine. Each stock appreciation right grant will be evidenced by an award agreement that will specify the terms and conditions as determined by the Board. The exercise price per share of a stock appreciation right will be determined by the Board, but will not be less than 100% of the fair market value of a share of Common Stock on the date of grant. The maximum term of any SAR granted under the Amended 2018 Plan is ten years from the date of grant. Generally, each SAR stock appreciation right will entitle a participant upon exercise to an amount equal to:

●	the excess of the fair market value on the exercise date of one share of Common Stock over the exercise price, multiplied by

●	the number of shares of Common Stock covered by the stock appreciation right.

Payment may be made in shares of our common stock, in cash, or partly in Common Stock and partly in cash, all as determined by the Board.

Restricted Stock and Restricted Stock Units. The Board may award restricted Common Stock and/or restricted stock units under the Amended 2018 Plan in such amounts as the Board in its sole discretion will determine. The Board will determine the restrictions and conditions applicable to each award of restricted stock or restricted stock units, as evidenced in an award agreement, which may include performance-based conditions. Dividends and other distributions with respect to restricted stock may be paid to the holder of the shares as and when dividends are paid to stockholders, unless otherwise provided in the award agreement. Unless the Board determines otherwise, holders of restricted stock will have the right to vote the shares.

Performance Shares and Performance Units. The Board may award performance shares and/or performance units under the Amended 2018 Plan in such amounts as the Board in its sole discretion will determine. Each performance unit will have an initial value that is established by the Board on or before the date of grant. Each performance share will have an initial value equal to the fair market value of a share on the date of grant. The Board at its discretion will set performance objectives or other vesting provisions. The Board will determine the restrictions and conditions applicable to each award of performance shares and performance units, as evidenced in an award agreement.

Effect of Certain Corporate Transactions. In the event of a change in control (as defined in the Amended 2018 Plan), the Board has the discretion and without the need for the consent of any recipient of an award to take the following actions as to an outstanding award: (i) awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation; (ii) awards will terminate upon or immediately prior to the consummation of such change in control; (iii) outstanding awards will vest and become exercisable, or restrictions applicable to an award will lapse, in whole or in part prior to or upon consummation of such change in control, and terminate upon or immediately prior to the effectiveness of such change in control; (iv) an award is terminated in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such award; (v) an award is replaced with other rights or property selected by the Board in its sole discretion; or (vi) any combination of the foregoing.

Amendment, Termination. The Board may at any time amend, alter, amend the terms of awards in any manner not inconsistent with the Amended 2018 Plan, provided that no amendment shall adversely affect the rights of a participant with respect to an outstanding award without the participant’s consent. In addition, the Board may at any time amend, suspend, or terminate the Amended 2018 Plan, provided that (i) no such amendment, suspension or termination shall materially and adversely affect the rights of any participant under any outstanding award without the consent of such participant and (ii) to the extent necessary to comply with any applicable law or stock exchange rule, the Company will obtain stockholder consent of amendment to the plan.

Tax Withholding. Prior to the delivery of any shares or cash pursuant to an award or exercise thereof, the Company will have the power and the right to deduct or withhold, or require a holder of such award to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes required to be withheld with respect to such award or exercise thereof.

Grants of Awards. The grant of awards under the Amended 2018 Plan is discretionary, and the Company cannot determine now the specific number or type of options or awards to be granted in the future to any particular person or group.

Item 2. Registrant Information and Employee Plan Annual Information.

Any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement are also incorporated by reference in the Prospectus and are available, without charge, upon written or oral request.

Such other documents required to be delivered to employees pursuant to Rule 428(b) of the Securities Act shall also be available, without charge, upon written or oral request directed to: GrowGeneration, Corp., Attention: Chief Executive Officer, 930 W 7th Ave, Suite A, Denver, Colorado 80204; telephone number: (800) 935-8420.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated by reference herein (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with Commission rules):

(1)	Quarterly Report on Form 10-Q for the period ended June 30, 2018, filed with the SEC on August 14, 2018;
(2)	Current Report on Form 8-K, filed with the SEC on September 20, 2018;
(3)	Amendment to Current Report on Form 8-K, filed with the SEC on September 27, 2018;
(4)	Quarterly Report on Form 10-Q for the period ended September 30, 2018, filed with the SEC on November 9, 2018;
(5)	Current Report on Form 8-K, filed with the SEC on December 12, 2018;
(6)	Current Report on Form 8-K, filed with the SEC on January 22, 2019;
(7)	Current Report on Form 8-K, filed with the SEC on February 12, 2019;
(8)	Annual Report on Form 10-K for year ended December 31, 2018, filed with the SEC on April 1, 2019;
(9)	Quarterly Report on Form 10-Q for the period ended March 31, 2019, filed with the SEC on May 7, 2019;
(10)	Current Report on Form 8-K, filed with the SEC on May 14, 2019;
(11)	Current Report on Form 8-K, filed with the SEC on May 16, 2019;
(12)	Current Report on Form 8-K, filed with the SEC on June 26, 2019;
(13)	Current Report on Form 8-K, filed with the SEC on July 1, 2019;
(14)	Quarterly Report on Form 10-Q for the period ended June 30, 2019, filed with the SEC on August 8, 2019;
(15)	Current Report on Form 8-K, filed with the SEC on November 5, 2019;
(16)	Quarterly Report on Form 10-Q for the period ended September 30, 2019, filed with the SEC on November 12, 2019;
(17)	Current Report on Form 8-K, filed with the SEC on December 2, 2019;
(18)	Current Report on Form 8-K, filed with the SEC on March 13, 2020;
(19)	Annual Report on Form 10-K for year ended December 31, 2019, filed with the SEC on March 27, 2020;
(20)	Current Report on Form 8-K, filed with the SEC on March 27, 2020;
(21)	Definitive Proxy Statement on Schedule 14A, , filed with the SEC on March 27, 2020;
(22)	Definitive Additional Materials on Amendment No. 1 to Schedule 14A, , filed with the SEC on April 22, 2020;
(23)	Current Report on Form 8-K, filed with the SEC on May 12, 2020;
(24)	Quarterly Report on Form 10-Q for the period ended March 31, 2020, filed with the SEC on May 14, 2020; and
(25)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-39146) filed with the Commission on November 27, 2019 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents which may be filed by the Registrant with the Commission pursuant to Section 13(a), Section 13(c), Section 14 or Section 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference in this Registration Statement and to be made a part hereof from the date of filing of such documents.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Colorado Business Corporation Act (the “CBCA”) generally provides that a corporation may indemnify a person made party to a proceeding because the person is or was a director against liability incurred in the proceeding if: the person’s conduct was in good faith; the person reasonably believed, in the case of conduct in an official capacity with the corporation, that such conduct was in the corporation’s best interests, and, in all other cases, that such conduct was at least not opposed to the corporation’s best interests; and, in the case of any criminal proceeding, the person had no reasonable cause to believe that the person’s conduct was unlawful. The CBCA prohibits such indemnification in a proceeding by or in the right of the corporation in which the person was adjudged liable to the corporation, or in connection with any other proceeding in which the person was adjudged liable for having derived an improper personal benefit. The CBCA further provides that, unless limited by its articles of incorporation, a corporation shall indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director or officer of the corporation, against reasonable expenses incurred by the person in connection with the proceeding. In addition, a director or officer, who is or was a party to a proceeding, may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. The CBCA allows a corporation to indemnify and advance expenses to an officer, employee, fiduciary or agent of the corporation to the same extent as a director.

As permitted by the CBCA, the Company’s articles of incorporation and bylaws generally provide that the Company shall indemnify its directors and officers to the fullest extent permitted by the CBCA. In addition, the Company may also indemnify and advance expenses to an officer who is not a director to a greater extent, not inconsistent with public policy, and if provided for by its bylaws, general or specific action of the Company’s board of director or shareholders.

Section 7-108-402(1) of the CBCA permits a corporation to include in its articles of incorporation a provision eliminating or limiting the personal liability of directors to the corporation or its shareholders for monetary damages for any breach of fiduciary duty as a director (except for breach of a director’s duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, unlawful distributions, or any transaction from which the director derived improper personal benefit). Further, Section 7-108-402(2) of the CBCA provides that no director or officer shall be personal liable for any injury to persons or property arising from a tort committed by an employee, unless the director or officer was either personally involved in the situation giving rise to the litigation or committed a criminal offense in connection with such situation.

As permitted by the CBCA, the Company’s articles of incorporation provide that the personal liability of the Company’s directors to the Company or its shareholders is limited to the fullest extent permitted by the CBCA.

Section 7-109-108 of the CBCA provides that a corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary or agent of the corporation, or who, while a director, officer, employee, fiduciary or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary or agent of another entity or an employee benefit plan, against liability asserted against or incurred by the person in that capacity or arising from the person’s status as a director, officer, employee, fiduciary or agent, whether or not the corporation would have power to indemnify the person against the same liability under the CBCA.

As permitted by the CBCA, the Company’s bylaws authorize the Company to purchase and maintain such insurance. The Company currently maintains a directors and officers insurance policy insuring its past, present and future directors and officers, within the limits and subject to the limitations of the policy, against expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Incorporated by Reference
Exhibit				Filing		Filed
Number	Description of Exhibit	Form	File No.	Date	Exhibit	Herewith
4.1	GrowGeneration Corp. Amended and Restated 2018 Equity Incentive Plan	Form 10-K	001-39146	03/27/2020	10.3
5.1	Opinion of Andrew I. Telsey, P.C.					X
23.1	Consent of Andrew I. Telsey, P.C. (included in Exhibit 5.1)					X
23.2	Consent of Connolly Grady & Cha, P.C., Independent Registered Public Accounting Firm					X
24.1	Power of Attorney (included on signature page)					X

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Denver, Colorado, on the 11th day of June, 2020.

GrowGeneration, Corp.

By:	/s/ Darren Lampert
Darren Lampert
Chief Executive Officer

By:	/s/ Monty Lamirato
Monty Lamirato
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Darren Lampert and Monty Lamirato, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Person	Capacity	Date

/s/ Darren Lampert	Chief Executive Officer and Director	June 11, 2020
Darren Lampert	(Principal Executive Officer)

/s/ Monty Lamirato	Chief Financial Officer	June 11, 2020
Monty Lamirato	(Principal Financial Officer)

/s/ Michael Salaman	President and Director	June 11, 2020
Michael Salaman

/s/ Stephen Aiello	Director	June 11, 2020
Stephen Aiello

/s/ Sean Stiefel	Director	June 11, 2020
Sean Stiefel

/s/ Paul Ciasullo	Director	June 11, 2020
Paul Ciasullo